UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) June 17, 2005
                                                         -----------------------

                               Semtech Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                     1-6395                               95-2119684
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            (Commission File Number)           (IRS Employer Identification No.)

                 200 Flynn Road
              Camarillo, California                                  93012-8790
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    (Address of Principal Executive Offices)                         (Zip Code)

                                  805-498-2111
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 17, 2005 Semtech Corporation's wholly-owned Swiss subsidiary, Semtech International AG, entered into a definitive agreement to acquire Xemics SA, a privately-held Swiss company, in a cash-for-stock transaction.

The transaction with Xemics shareholders is valued at approximately $59 million, assuming all variable portions of the purchase price are paid and including payments associated with certain shareholder loans that will be assigned to and assumed by Semtech International. Approximately $43 million will be payable by Semtech International upon closing of the transaction. An additional $16 million may be payable if Xemics meets certain performance objectives during an earnout period of approximately one year. The purchase price is subject to a reduction for social security, pension and stamp duty obligations to be paid post-closing that are related to certain employee stock options exercised before closing; this adjustment will not impact the total cash outlay associated with the transaction.

The closing of the transaction, which is expected to occur within ten days, is subject to the termination of certain agreements related to existing Xemics options and other conditions. Approval of Government regulators is not required.

Xemics shareholders have made certain representations, warranties and covenants with respect to the financial condition of Xemics and other matters. A portion of the purchase price will not be immediately disbursed to the selling shareholders but will be held in escrow for fifteen months after the closing to assure some funds are available in the event liability attaches to the shareholders as a result of a breach of the representations and warranties. Six of the selling shareholders will remain liable for five years after the closing as to certain representations related to organization, capital structure, and tax matters. The contract provides for certain conditions and limitations on the selling shareholders' liability.

Semtech has agreed to certain covenants related to support of Xemics' business during the earnout period.

The foregoing description of the terms of the transaction does not purport to be complete and is qualified in its entirety by the Share Purchase and Sales Agreement attached as Exhibit 10.1 and incorporated herein by reference.


Item 7.01.   Regulation FD Disclosure

On June 20, 2005, the Registrant issued a press release containing forward looking statements, including with respect to the effect of the Xemics acquisition on its future performance and financial results. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 (including the exhibit hereto) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 (including the exhibit hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Item 7.01 in such filing.


Item 9.01.  Financial Statements and Exhibits

      (c) Exhibits
          --------

          Exhibit 10.1 Share Purchase and Sale Agreement dated June 17, 2005 among Semtech International AG and various selling shareholders regarding Xemics SA

          Exhibit 99.1   Press Release of the Registrant dated June 20, 2005.

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2005                  SEMTECH CORPORATION


                                     By:   /s/   Jason L. Carlson
                                        --------------------------
                                          Jason L. Carlson
                                          President and Chief Executive Officer

                                INDEX TO EXHIBITS


Exhibit Number           Description of Document
--------------           -----------------------

10.1 Share Purchase and Sale Agreement dated June 17, 2005 among Semtech International AG and various selling shareholders regarding Xemics SA

99.1                     Press Release of the Registrant dated June 20, 2005